UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2006
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Stoneridge Drive Pleasanton, California 94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a material Definitive Agreement.
On August 16, 2006, the Compensation and Option Committee of the Board of Directors of Thoratec Corporation (the “Company”), approved the increase from sixty percent (60%) to seventy percent (70%) of the target bonus percentage of Lawrence Cohen, President of International Technidyne Corporation (“ITC”), the Company’s subsidiary, under the International Technidyne Corporation Executive Incentive Plan FY2006 (the “Plan”). Mr. Cohen’s bonus under the Plan is based on the target bonus percentage of his 2006 base salary and is payable based on the achievement of two ITC-oriented financial goals and the achievement of personal performance objectives individually specified for Mr. Cohen. Assuming each of the ITC-oriented financial goals is achieved in 2006, the target earnings/income goals are not exceeded, and Mr. Cohen achieves all of his personal performance objectives, the maximum dollar amount of target bonus that would be paid to Mr. Cohen, based on his increased target bonus percentage, would be $203,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated as of August 22, 2006

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

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